UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 1, 2011

ATLANTIC POWER CORPORATION

(Exact name of registrant as specified in its charter)

British Columbia, Canada (State or other jurisdiction of incorporation or organization)	001-34691 (Commission File Number)	55-0886410 (I.R.S. Employer Identification No.)

200 Clarendon Street, Floor 25 Boston, MA (Address of principal executive offices)	02116 (Zip code)

(617) 977-2400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry into a Material Definitive Agreement.

9.0% Senior Notes Due 2018

On November 4, 2011, Atlantic Power Corporation (the “Company”) completed a private placement of $460 million aggregate principal amount of its 9.0% Senior Notes due 2018 (the “Notes”) to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons outside of the United States in compliance with Regulation S under the Securities Act. The Notes were issued at an issuance price of 97.471% for aggregate gross proceeds to the Company of $448.0 million.  The Notes have not been registered under the Securities Act, or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or pursuant to an applicable exemption from registration requirements. The Notes are governed by the terms of an Indenture, dated as of November 4, 2011 (the “Base Indenture”), by and among the Company, the subsidiaries listed on the signature pages thereto as guarantors and Wilmington Trust, National Association, as trustee (the “Trustee”), as supplemented by a First Supplemental Indenture, dated as of November 5, 2011 (the “First Supplemental Indenture”) and a Second Supplement Indenture, dated as of November 5, 2011 (the “Second Supplemental Indenture” and, together with the Base Indenture and the First Supplemental Indenture, the “Indenture”).

The Company used proceeds from the issuance (i) to pay a portion of the cash consideration payable by it under the Plan of Arrangement described below pursuant to which the Company acquired all the outstanding limited partnership units of Capital Power Income L.P. (“CPILP”) on November 4, 2011, all as described below, and (ii) to pay transaction fees and costs incurred in connection with the offering of the Notes, consummation of the Plan of Arrangement and entry into the amended revolving credit facility described below, (iii) to repay indebtedness outstanding under CPILP’s revolving credit facilities and (iv) to the extent of any remaining net proceeds, to fund additional growth opportunities and for general corporate purposes.

Interest on the Notes is payable semi-annually on May 15 and November 15 of each year, beginning on May 15, 2012. The Notes will mature on November 15, 2018. At any time prior to November 15, 2014, the Company may, on one or more occasions, redeem some or all of the Notes at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus a ‘‘make-whole’’ premium, together with accrued and unpaid interest, if any, to the applicable redemption date. In addition, on or prior to November 15, 2014, the Company may, on one or more occasions, redeem up to 35% of the aggregate principal amount of Notes, using the proceeds of certain equity offerings, at a redemption price of 109% of the principal amount thereof, plus accrued and unpaid interest, if any, to the applicable redemption date.  On or after November 15, 2014 and 2015, respectively, the Company may, on one or more occasions, redeem some or all of the Notes at a redemption price of 104.50% and 102.25%, respectively, plus accrued and unpaid interest, if any, to the applicable redemption date.  On or after November 15, 2016, the Company may, on one or more occasions, redeem some or all of the Notes at a redemption price of 100.0%, plus accrued and unpaid interest, if any, to the applicable redemption date.  If at any time the Company or any subsidiary that guarantees the Notes becomes obligated to pay additional amounts as a result of a change in specified laws or regulations of certain taxing jurisdictions or a change in any official position regarding the application thereof and such additional amounts cannot be avoided by commercially reasonable efforts, then the Company may, at its option, redeem the Notes, in whole and not in part, at a redemption price equal to 100%, plus accrued and unpaid interest, if any, to the applicable redemption date plus any required additional amounts.

Upon the occurrence of a Change of Control Triggering Event (as defined in the Indenture), each holder of the Notes may require the Company to purchase some or all of its Notes at a purchase price equal to 101% of the aggregate principal amount of the Notes plus accrued and unpaid interest to the date of purchase.

The Notes will be guaranteed on a senior unsecured basis by the Company’s wholly owned U.S. and Canadian subsidiaries that guarantee the Company’s amended senior secured revolving credit facility described below (collectively, the “Guarantors”).

The Indenture contains certain negative covenants that, among other things, restrict the ability of the Company and/or certain specified subsidiaries to: (i) incur or guarantee debt or issue disqualified stock; (ii) incur or guarantee additional secured indebtedness; (iii) enter into sale and leaseback transactions; (iv) pay dividends or distributions on, or redeem or repurchase, capital stock; and (iv) merge or consolidate or sell all or substantially all of its or the Guarantors assets. All of these covenants are subject to a number of important limitations and exceptions under the Indenture.

The Indenture also provides for customary events of default, including, but not limited to, the failure to make payments of interest or premium, if any, on, or principal of, the Notes, the failure to comply with certain covenants and agreements specified in the Indenture for a period of time after notice has been provided, the acceleration of other indebtedness resulting from the failure to pay principal on such other indebtedness prior to its maturity, and certain events of insolvency. If an Event of Default (as defined in the Indenture) occurs and is continuing, the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding Notes may declare the Notes immediately due and payable, except that an Event of Default resulting from a bankruptcy or similar proceeding with respect to the Company will automatically cause the Notes to become immediately due and payable without any declaration or other act on the part of the Trustee or any holders of Notes.

Copies of the Base Indenture, the First Supplemental Indenture and the Second Supplemental Indenture are attached hereto as Exhibit 4.1, Exhibit 4.3 and Exhibit 4.4, respectively, and incorporated herein by reference. The foregoing description is qualified in its entirety by reference to such exhibits.

Registration Rights Agreement

In connection with the issuance of the Notes, on November 4, 2011, the Company and the Guarantors entered into a Registration Rights Agreement with the initial purchasers of the Notes, pursuant to which the Company agreed to consummate a registered exchange offer for the Notes within 270 days after the date of the initial issuance of the Notes. The Company also has agreed to file and keep effective a shelf registration statement to cover resales of the Notes under certain circumstances. If the Company fails to satisfy its registration obligations under the Registration Rights Agreement, it will be required to pay additional interest to the holders of the Notes under certain circumstances.

A copy of the Registration Rights Agreement is attached hereto as Exhibit 4.5 and incorporated herein by reference. The foregoing description of the Registration Rights Agreement is qualified in its entirety by reference to such exhibit.

Amended and Restated Revolving Credit Agreement

On November 5, 2011, the Company entered into an amended and restated senior secured credit agreement with Bank of Montreal, Union Bank, Toronto Dominion and Morgan Stanley, pursuant to which the Company increased its capacity under its existing credit facility from $100.0 million to $300.0 million on a senior secured basis, $200.0 million of which may be utilized for letters of credit. The amended credit facility matures in November 2015 and bears interest at the London Interbank Offered Rate (“LIBOR”) plus an applicable margin between 1.75% and 3.00%, which varies based on our corporate credit rating.

The amended credit agreement contains representations, warranties, terms and conditions customary for facilities of this type, including a net debt to EBITDA covenant of 6.0x to 6.5x, which limits the Company’s ability to use facility proceeds to make acquisitions or distributions if ratios are not maintained, an interest coverage test of 2.25x, and limitations on additional indebtedness. The facility had no funded debt prior to the amendment. The Company borrowed approximately $50.0 million USD in connection with the Plan of Arrangement.

From time to time, in the ordinary course of their business, certain lenders under the amended credit agreement or their affiliates have provided, and may in the future provide, financial advisory and investment banking services to the Company and its affiliates, for which they have received and may continue to receive customary fees and commissions.

Item 2.01                                           Completion of Acquisition or Disposition of Assets.

On November 5, 2011, the Company completed its previously announced acquisition of all the outstanding limited partnership interests of CPILP pursuant to the terms and conditions of the previously filed Arrangement Agreement, dated June 20, 2011, as amended by Amendment No. 1, dated July 15, 2011 (the “Arrangement Agreement”), by and among the Company, CPILP, CPI Income Services Ltd., the general partner of CPILP, and CPI Investments Inc., a unitholder of CPILP that is owned by EPCOR Utilities Inc. and Capital Power Corporation.  The transactions contemplated by the Arrangement Agreement were effected through a court-approved plan of arrangement under the Canada Business

Corporations Act (the “Plan of Arrangement”).  The Plan of Arrangement was approved by the unitholders of CPILP, and the issuance of Company’s common shares to CPILP unitholders pursuant to the Plan of Arrangement was approved by Company’s shareholders, at respective special meetings held on November 1, 2011.  A Final Order approving the Plan of Arrangement was entered by the Court of Queen’s Bench of Alberta, Judicial District of Calgary, on November 1, 2011.

Under the terms of the Plan of Arrangement, CPILP unitholders exchanged each of their limited partnership units for, at their election, CDN$19.40 in cash or 1.3 Atlantic Power common shares. All cash elections were subject to proration if total cash elections exceeded approximately CDN$506.5 million and all share elections were subject to proration if total share elections exceeded approximately 31.5 million Atlantic Power common shares.  At closing, the Company paid CDN$506,531,834 in cash and issued 31,500,215 of its common shares in exchange for CPILP units.

Following consummation of the Plan of Arrangement, the combined company will trade on the New York Stock Exchange and Toronto Stock Exchange under the symbols AT and ATP, respectively.  The preferred shares of CPI Preferred Equity Ltd. will remain outstanding and listed on the Toronto Stock Exchange.  The Company’s acquisition of CPILP will be accounted for under the acquisition method of accounting as of the transaction closing date.

CPILP’s project portfolio includes 17 wholly-owned power generation assets located in Canada and the United States and a 50.15 per cent interest in a power generation asset in Washington State. CPILP’s assets have a total net generating capacity of 1,400 MW and more than four million pounds per hour of thermal energy.  At close, Capital Power Corporation purchased 2 of CPILP’s wholly-owned facilities in North Carolina, as a part of the Plan of Arrangement.

A copy of the Arrangement Agreement (including the Plan of Arrangement) was filed as an exhibit to the Company’s Current Report on Form 8-K filed with the Commission on June 24, 2011 and is incorporated herein by reference. The foregoing description of the Arrangement Agreement and Plan of Arrangement is qualified in its entirety by reference to such exhibit.

Item 2.03.                                        Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information included or incorporated by reference in Item 1.01 of this Current Report with respect to the issuance of the Notes and entering into the amended credit agreement is incorporated by reference into this Item 2.03.

Item 3.02                                           Unregistered Sales of Equity Securities.

On November 4, 2011, pursuant to the terms of the Plan of Arrangement, the Company issued 31,500,215 of its common shares as payment in part for all of the outstanding units of limited partnership of CPILP.  Reference is made to the description set forth under Item 2.01 above with respect to the Plan of Arrangement and related agreements, which is incorporated into this Item 3.02 by reference.

The terms and conditions of the Plan of Arrangement were approved by Final Order entered by the Court of Queen’s Bench of Alberta, Judicial District of Calgary, on November 1, 2011, following a hearing on the fairness of such terms and conditions at which all persons to whom it was proposed to issue securities in such exchange had the right to appear.  Accordingly, the issuance of the Company’s common shares pursuant to the Plan of Arrangement is exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 3(a)(10) thereof.  The Court was advised of the Company’s intention to rely on the exemption provided by Section 3(a)(10) prior to issuance of the Final Order.

Item 5.07                                           Submission of Matters to a Vote of Security Holders.

On November 1, 2011, the Company held a special meeting of it shareholders to vote on the following two proposals:

(i) to authorize the Company to issue such number of its common shares as is necessary to complete the Arrangement, being 1.3 Atlantic Power common shares for each CPILP unit to a maximum of 31,500,221 Atlantic Power common shares; and

(ii) to grant the proxy holders the authority to vote in their discretion with respect to the approval of any proposal to postpone or adjourn the special meeting to a later date for a reasonable business purpose, including to solicit additional proxies in favor of the approval of the share issuance proposal if there are not sufficient votes for its approval at the special meeting.

The following is a summary of the voting result:

Issuance of Common Shares:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
22,252,668	742,477	N/A	N/A

Since the share issuance proposal was approved and adopted, it was not necessary to consider the second proposal to adjourn the special meeting to permit further solicitation of proxies.

Item 9.01.                                        Financial Statements and Exhibits.

(a) The financial statements of CPILP required by this Item will be filed within seventy one (71) days of the date this Report on Form 8-K is required to be filed.

(b) The pro forma financial information required by this Item will be filed within seventy one (71) days of the date this Report on Form 8-K is required to be filed.

(d) Exhibits

Exhibit
Number	Description
2.1

Arrangement Agreement, dated as of June 20, 2011, among Capital Power Income L.P., CPI Income Services Ltd., CPI Investments Inc. and Atlantic Power Corporation (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Commission on June 24, 2011)

4.1	Indenture, dated as of November 4, 2011, by and among Atlantic Power Corporation, the Guarantors named therein and Wilmington Trust, National Association.
4.2	Form of 9.0% Senior Notes due 2018 (included in the Indenture filed as Exhibit 4.1 hereto).
4.3	First Supplemental Indenture, dated as of November 5, 2011.
4.4	Second Supplemental Indenture, dated as of November 5, 2011.
4.5

Registration Rights Agreement, dated as of November 4, 2011, by and among, Atlantic Power Corporation, the Guarantors listed on Schedule A thereto and Morgan Stanley & Co. LLC and TD Securities (USA) LLC, as representatives of the several Initial Purchasers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atlantic Power Corporation

Dated: November 7, 2011	By:	/s/ Barry E. Welch
		Name:	Barry E. Welch
		Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description
2.1

Arrangement Agreement, dated as of June 20, 2011, among Capital Power Income L.P., CPI Income Services Ltd., CPI Investments Inc. and Atlantic Power Corporation (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Commission on June 24, 2011)

4.1	Indenture, dated as of November 4, 2011, by and among Atlantic Power Corporation, the Guarantors named therein and Wilmington Trust, National Association.
4.2	Form of 9.0% Senior Notes due 2018 (included in the Indenture filed as Exhibit 4.1 hereto).
4.3	First Supplemental Indenture, dated as of November 5, 2011.
4.4	Second Supplemental Indenture, dated as of November 5, 2011.
4.5

Registration Rights Agreement, dated as of November 4, 2011, by and among, Atlantic Power Corporation, the Guarantors listed on Schedule A thereto and Morgan Stanley & Co. LLC and TD Securities (USA) LLC, as representatives of the several Initial Purchasers.